UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Tellurian Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following form of letter was sent to certain stockholders of Tellurian Inc. beginning on September 24, 2024:

September __, 2024

TIME IS RUNNING OUT—PLEASE VOTE NOW!

YOUR RIGHT TO RECEIVE $1.00 PER SHARE IS AT RISK!

There’s only a few days left to vote at the special meeting of stockholders of Tellurian Inc. (“Tellurian”) to be held on October 3, 2024 (the “Special Meeting”) at which stockholders will consider matters relating to the merger pursuant to which a subsidiary of Woodside Energy Group Ltd will acquire all the outstanding shares of Tellurian (the “Merger”).

Your Board of Directors unanimously recommends that you vote FOR all proposals on the agenda, including the Merger.

Failing to vote will have the same effect as a vote against the Merger, and therefore puts at risk the potential for you to receive $1.00 in cash, without interest, and subject to deduction for any required tax withholding, for each share of Tellurian common stock that you own.

We urge you to cast your vote TODAY. To ensure that your vote is received in time, we encourage you to vote electronically—by telephone or via the Internet—by following the simple instructions on the enclosed proxy card or voting instruction form. If you have received this letter by email, you may simply click the VOTE NOW button in the accompanying email.

Martin J. Houston Executive Chairman	Daniel A. Belhumeur President

YOUR VOTE IS IMPORTANT!

You may vote by telephone, via the Internet, or by following the easy instructions on the enclosed proxy card or voting instruction form to return your vote by mail. Alternatively, if you received this letter by email, you may simply click the “VOTE NOW” button in the accompanying email.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (877) 750-8338 (from the U.S. and Canada)

or at +1 (412) 232-3651 (from other countries)

Additional Information and Where to Find It

Tellurian, the members of Tellurian’s board of directors and certain of Tellurian’s executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. Tellurian filed a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on August 27, 2024 in connection with the solicitation of proxies to approve the Merger at the Special Meeting to be held on October 3, 2024. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, is included in the Transaction Proxy Statement. To the extent that holdings of Tellurian’s securities by its directors and executive officers have changed since the amounts set forth in the Transaction Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

On or about September 3, 2024, 2024, Tellurian mailed the definitive Transaction Proxy Statement to each stockholder entitled to vote at the Special Meeting to consider the adoption of the Agreement and Plan of Merger, dated as of July 21, 2024, by and among Woodside Energy Holdings (NA) LLC, Tellurian, and Woodside Energy (Transitory) Inc. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TELLURIAN HAS FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Tellurian with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Tellurian’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Tellurian with the SEC in connection with the Merger will also be available, free of charge, at Tellurian’s investor relations website (https://tellurianinc.com).